Exhibit 99.1

PRESS RELEASE	APRIL 2, 2010

NORTHWEST PIPE APPOINTS RICHARD A. ROMAN CHIEF

EXECUTIVE OFFICER;

BRIAN W. DUNHAM CONTINUES AS PRESIDENT

Vancouver, WA, April 2, 2010…Northwest Pipe Company (NASDAQ: NWPX) today announced that the Board of Directors has accepted Brian Dunham’s resignation as Chief Executive Officer, and appointed Richard A. Roman to serve as Chief Executive Officer of the Company. Mr. Roman has been a member of the Company’s Board of Directors since 2003, and remains on the Board. Mr. Dunham will continue to serve as President and as a member of the Board of Directors.

Mr. Roman joins the Company from Columbia Ventures Corporation (CVC), where he has been President since 2002. CVC is a private investment company with significant holdings in the United States and Europe. During more than 17 years at CVC, Mr. Roman has served in a variety of capacities including Chief Operating Officer and Chief Financial Officer. Prior to joining CVC in 1992, Mr. Roman was a partner at the independent accounting firm of Coopers & Lybrand.

Mr. Roman has served on the Audit Committee of the Board, which, as has been previously disclosed, is conducting, with the assistance of independent professionals, an ongoing internal investigation of certain accounting matters, including certain revenue recognition practices. As CEO, Mr. Roman’s initial primary focus will be on achieving a resolution of these issues.

“I believe this change is in the best interests of the Company as we continue through our investigation of accounting matters” said William R. Tagmyer, Chairman of the Board. “This investigation has placed significant demands on the Company and Rich Roman’s addition will help bring these issues to resolution. It is important during this period to maintain and strengthen our focus on our operations and opportunities. As President, Brian Dunham’s time and energy will be concentrated on the day to day operations of the Company.”

About Northwest Pipe Company

Northwest Pipe Company manufactures welded steel pipe and other products in two business groups. Its Water Transmission Group is the leading supplier of large diameter, high-pressure steel pipe products that are used primarily for water infrastructure in North America. Its Tubular Products Group manufactures smaller diameter steel pipe for a wide range of applications including construction, agricultural, energy, traffic and other commercial and industrial uses. The Company is headquartered in Vancouver, Washington and has manufacturing operations in the United States, Mexico, and Indonesia.

Forward-Looking Statements

This press release includes “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements reflect management’s current views and estimates of future economic and market circumstances, industry conditions, Company performance and financial results. Actual results could vary materially from the description contained herein due to many factors, including the completion of the Audit Committee’s investigation, the completion of any additional accounting work required as a result of the Audit Committee’s investigation, the completion of the Company’s consolidated financial statements for the quarter ended September 30, 2009 and for the year ended December 31, 2009, the completion of the quarterly review and annual audit, respectively, of such financial statements by the Company’s independent registered public accountants, the risks related to the continuation of the Company’s inability to file required reports with the Securities and Exchange Commission, continued poor or further weakened domestic or international economic conditions, risks related to project delays, risks related to changes in bidding activity, market demand, operating efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, competitive environment, and other risks described from time to time in the Company’s reports to the Securities and Exchange Commission. The forward-looking statements we make today speak only as of today and we do not undertake any obligation to update any such statements to reflect events or circumstances occurring after today.

CONTACT:	Stephanie Welty, Chief Financial Officer
360-397-6323